                                                                     EXHIBIT 5.2

                               LATHAM & WATKINS
                       633 West Fifth Street, Suite 4000
                        Los Angeles, California  90071
                           Telephone (213) 485-1234
                            Telecopy (213) 891-8763



                                January 28, 1997



Signature Resorts, Inc.
5933 West Century Boulevard, Suite 210
Los Angeles, California  90045

          Re:  Signature Resorts, Inc. -- Registration of
               Convertible Subordinated Notes Due 2007
               ------------------------------------------

Ladies and Gentlemen:

          In connection with the registration of $100,000,000 aggregate principal amount of Convertible Subordinated Notes due 2007, plus any additional Convertible Subordinated Notes due 2007 issued pursuant to the registration statement filed pursuant to Rule 462(b) referred to below (collectively, the "Notes") by Signature Resorts, Inc., a Maryland corporation (the "Company"), on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on December 20, 1996 (File No. 333-18447), as amended by Amendment No. 1 filed with the Commission on January 10, 1997, as amended by Amendment No. 2 filed with the Commission on January 14, 1997 and as amended by Amendment No. 3 filed with the Commission on January 28, 1997, and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Act (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Notes, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Signature Resorts, Inc.
January 28, 1997
Page 2


          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law within the State of New York.

          Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

          1. The Notes, when authenticated by the Trustee and executed and delivered by or on behalf of the Company against payment therefor in accordance with the terms of the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          The opinion rendered in paragraph one above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the manner by which the acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

          To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that each of the Company and the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of the Company and the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by each of the Company and the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that each of the Company and the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Signature Resorts, Inc.
January 28, 1997
Page 3

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                            Very truly yours,